Exhibit 99.2

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER 2013 FINANCIAL RESULTS

– Reports FFO of $0.17 Per Diluted Share –

– Same Store Cash NOI Increases 15% –

– Completes Acquisitions of $186.4 Million Since the Start of 2013 –

Los Angeles, California – March 13, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2013.

Fourth Quarter and Full Year 2013 Financial and Operational Highlights:

•	Reported Funds From Operations (FFO) of $0.17 per share for the 3 months ended December 31, 2013.

•	As previously reported, same property portfolio occupancy increased 3.0 percentage points to 89.3% compared to the fourth quarter of 2012.

•	Achieved same store NOI growth of 7% in the fourth quarter 2013 compared to the prior year period, driven by a 10% increase in same store revenue, more than offsetting a 17% increase in same store expenses. Same store cash NOI increased 15% compared to the fourth quarter 2012.

•	As previously reported, signed new and renewal leases totaling approximately 386,000 square feet, resulting in approximately 77,000 square feet of positive net absorption and increased GAAP leasing spreads of 12.9% and cash leasing spreads of 3.5% during the fourth quarter of 2013.

•	In the fourth quarter, acquired six properties totaling approximately 832,000 square feet for an aggregate cost of $69.7 million. Subsequent to year end, acquired four properties totaling approximately 352,000 square feet for an aggregate cost of $29.1 million.

“Our fourth quarter 2013 financial results reflect the strong operating and leasing metrics which we pre-released in February. The execution of our operating and leasing strategies combined with the steady improvement in our core Southern California infill industrial markets drive these positive results,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers. “In addition, with our initial public offering completed last July, we were well-positioned to accelerate our investment pace, acquiring six properties in the fourth quarter for $69.7 million. This activity has continued into early 2014, with another 4 acquisitions closed, for a total cost of $29.1 million. In the eight months since our initial public offering, we have acquired 1.3 million square feet of industrial property, representing a 24.6% increase in our owned portfolio and we continue to review and pursue a substantial pipeline of potential investment opportunities from a variety of sources.”

Financial Results:

The Company reported a net loss of $0.88 million (or a net loss of $1.0 million before noncontrolling interests), or negative $0.04 per diluted share, for the three months ended December 31, 2013. In comparison, Rexford Industrial’s predecessor entities reported a net loss of $1.53 million (or a net loss of $1.68 million before noncontrolling interests) for the three months ended December 31, 2012

For the twelve months ending December 31, 2013, the Company reported a net loss of $4.9 million (or a net loss of $5.0 million before noncontrolling interests), compared to a net loss of $4.9 million (or a net loss of $9.0 million before noncontrolling interests) for the twelve months ended December 31, 2012. The net loss in 2013 included approximately $4.0 million of loss on extinguishment of debt associated with pay down of mortgage debt at the consummation of the IPO, $5.0 million of gains related to the disposition of five of the Company’s properties, and $1.4 million of gains associated with early repayment of a note receivable. Financial results for periods ending on or prior to July 24, 2013 reflect the results of Rexford Industrial’s predecessor entities.

The Company reported funds from operations (FFO) of $4.3 million, or $0.17 per diluted share, for the three months ended December 31, 2013. The Company’s share of Funds from Operations (FFO) for the period from July 24, 2013 through December 31, 2013 was $7.3 million, or $0.29 per diluted share.

Operating Results:

For the three months ended December 31, 2013, the Company’s same property portfolio produced a 7.1% increase in NOI compared to the fourth quarter of 2012, driven by a 9.7% increase in same property portfolio revenue, more than offsetting a 16.7% increase in same property portfolio expenses. Cash NOI on the Company’s same property portfolio was up 14.5% compared to the fourth quarter of 2012.

For the full year 2013, NOI on the Company’s same property portfolio increased 12.6%, driven by a 10.6% increase in same property portfolio revenue offsetting a 5.8% increase in same property portfolio expenses, compared to 2012. Cash NOI on the Company’s same property portfolio was up 15.8% in 2013, compared to 2012.

In the fourth quarter, the Company signed 91 new and renewal leases in its consolidated portfolio, totaling approximately 386,000 square feet. Average rental rates on comparable new and renewal leases were up 12.9% on a GAAP basis, and up 3.5% on a cash basis. The Company signed 38 new leases for approximately 142,000 square feet, with GAAP rents up 15.2%, compared to the prior in place leases. The Company signed 53 renewal leases for approximately 244,000 square feet, with GAAP rents up 12.4% compared to the prior in place leases. For the 38 new leases, cash rents were up 4.5%, and for the 53 renewal leases, cash rents were up 3.3%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2013. See below for information regarding the supplemental information package.

Transaction Activity:

In November, the Company acquired Yorba Linda Business Park, a four-building Orange County, multi-tenant industrial park totaling 115,760 square feet, in Yorba Linda, California. The property was acquired for $12.7 million, or $109.71 per square foot, and was 79% occupied at the time of purchase.

In November, the Company acquired The Park, an Orange County industrial business park located in Anaheim, California, for $10.6 million, or $88.10 per square foot. The Park is located adjacent to the Interstate 5 Freeway in Anaheim, California, and consists of six multi-tenant buildings totaling 120,313 square feet. The buildings are situated on 6.9 acres of land, and were 85% occupied at the time of acquisition.

In December, the Company acquired Bonita Thompson, an industrial property in Pomona, California, for $27.2 million, or $74.34 per square foot. Located in the San Gabriel Valley sub-market, Bonita Thompson is in close proximity to three major highways, and consists of two 24’ clear single-tenant, rail-served distribution buildings, with 52 dock-high loading positions, totaling 365,859 square feet. The divisible buildings are situated on 16.3 acres of land, and are currently 100% occupied.

In December, the Company acquired a 199,370 square foot industrial and office property located in Simi Valley, California, for $15.8 million, or $79 per square foot. The project consists of a 30’ clear, ESFR single-tenant industrial building with 136,065 square feet and a two-story 63,305 square foot Class A office building, situated on 16.3 acres of land. The industrial building is 100% leased to Kingsbridge International, Inc. for ten years. The office building, which is situated on a separate parcel, is currently vacant and is currently in escrow for sale.

In December, the Company acquired Vanowen, a 31,037 square foot industrial building located in the San Fernando Valley, for $3.4 million, or $109.55 per square foot, adjacent to the Burbank (Bob Hope) Airport. The property is 100% leased to four tenants.

Subsequent to year-end and through February 24, the Company acquired four additional properties totaling approximately 352,000 square feet for an aggregate cost of $29.1 million, detailed below.

In January, the Company acquired Rosecrans, a 72,000 square foot industrial building located in Paramount, California, for $5.0 million, or $69.44 per square foot. The seller is consolidating into half of the building under a five year lease-back, enabling the Company to execute its value-add improvement and leasing plan for the remainder of the property.

In January, the Company acquired Oxnard Street, located in Van Nuys, California, for $8.9 million, or $114 per square foot. The property consists of a six-building multi-tenant business park totaling 78,000 square feet. The buildings are situated on 3.25 acres of land and are currently 98% occupied. The Company plans to upgrade the property through overall aesthetic improvements and operational enhancements to facilitate accelerated rent growth.

In February, the Company acquired Ontario Airport Business Park, an industrial property located in Ontario, California, for $8.6 million, or $75.69 per square foot. The project consists of a five-building multi-tenant business park totaling 113,612 square feet and is currently 95.4% occupied.

In February, the Company acquired an 88,330 square foot, six-building industrial complex located at 1500-1510 W. 228th Street, Los Angeles, California, for $6.6 million, or $74.72 per square foot. The complex is located within the South Bay submarket, and is currently 98.0% occupied.

Also, in January, the Company sold Kaiser, a 124,997 square foot industrial property in San Diego, California, for $10.1 million. Proceeds from the sale of Kaiser were reinvested into Ontario Airport Business Park and 1500-1510 W. 228th Street acquisitions in a tax-deferred 1031 exchange.

Subsequent Events:

In March, the Company announced that Peter Schwab was elected as an independent director to the Company’s Board of Directors.

On March 12, 2014, the Board of Directors declared a dividend of $0.12 per share for the first quarter 2014, payable in cash on April 15, 2014 to stockholders and unitholders of record on March 31, 2014.

Earnings Release, Investor Conference Webcast and Conference Call:

The company will release its fourth quarter and full year 2013 results after the market closes on Thursday, March 13, 2014. The Company will host a webcast and conference call that same day at 5:00 p.m. Eastern time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 27, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13576279.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust that specializes in acquiring, owning and operating industrial properties in Southern California infill markets. The Company owns interests in 70 properties with approximately 7.7 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus for its July 2013 IPO and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission (in particular under the caption “Risk Factors” in our periodic filings). The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEETS

	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
	December 31, 2013 (Unaudited)	December 31, 2012
ASSETS
Land	$219,301,000	$151,057,000
Buildings and improvements	314,064,000	205,473,000
Tenant improvements	13,267,000	12,260,000
Furniture, fixtures, and equipment	188,000	188,000

Total real estate held for investment	546,820,000	368,978,000
Accumulated depreciation	(58,978,000)	(55,370,000)

Investments in real estate, net	487,842,000	313,608,000
Cash and cash equivalents	8,997,000	43,499,000
Restricted cash	325,000	1,882,000
Notes receivable	13,139,000	11,911,000
Rents and other receivables, net	929,000	559,000
Deferred rent receivable	3,642,000	3,727,000
Deferred leasing costs and in-place lease intangibles, net	14,189,000	5,003,000
Deferred loan costs, net	1,597,000	1,382,000
Acquired above-market leases, net	1,597,000	179,000
Acquired indefinite-lived intangible	5,271,000	—
Other assets	2,334,000	1,868,000
Acquisition related deposits	1,510,000	260,000
Investment in unconsolidated real estate entities	5,687,000	12,697,000
Assets associated with real estate held for sale	7,616,000	23,921,000

Total Assets	$554,675,000	$420,496,000

LIABILITIES & EQUITY
Liabilities
Notes payable	$192,491,000	$295,419,000
Accounts payable, accrued expenses and other liabilities	6,024,000	2,575,000
Due to members	—	1,221,000
Interest rate contracts	—	49,000
Dividends payable	5,368,000	—
Acquired lease intangible liabilities, net	1,160,000	39,000
Tenant security deposits	6,155,000	3,738,000
Prepaid rents	1,448,000	335,000
Liabilities associated with real estate held for sale	260,000	20,872,000

Total Liabilities	212,906,000	324,248,000
Equity
Rexford Industrial Realty, Inc. stockholders’ equity and Predecessor equity Common Stock, $0.01 par value 490,000,000 authorized and 25,559,886 outstanding at December 31, 2013	255,000	—
Additional paid in capital	311,936,000	—
Accumulated deficit	(5,993,000)	—

Total stockholders’ equity	306,198,000	—

Predecessor equity	—	(12,691,000)
Noncontrolling interests	35,571,000	108,939,000

Total Equity	341,769,000	96,248,000

Total Liabilities and Equity	$554,675,000	$420,496,000

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATION (Unaudited)

	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
	Period from July 24, 2013 to December 31, 2013	Period from January 1, 2013 to July 23, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
RENTAL REVENUES
Rental revenues	$18,449,000	$19,206,000	$27,842,000	$23,311,000
Tenant reimbursements	2,161,000	2,212,000	2,952,000	2,387,000
Management, leasing and development services	534,000	444,000	518,000	316,000
Other income	93,000	187,000	105,000	147,000

TOTAL RENTAL REVENUES	21,237,000	22,049,000	31,417,000	26,161,000
Interest income	381,000	698,000	1,577,000	1,577,000

TOTAL REVENUES	21,618,000	22,747,000	32,994,000	27,738,000

OPERATING EXPENSES
Property expenses	5,237,000	5,039,000	7,950,000	6,643,000
General and administrative	5,327,000	4,420,000	5,146,000	3,729,000
Depreciation and amortization	8,686,000	7,022,000	11,921,000	9,667,000
Other property expenses	1,167,000	885,000	1,300,000	1,015,000

TOTAL OPERATING EXPENSES	20,417,000	17,366,000	26,317,000	21,054,000
OTHER (INCOME) EXPENSE
Acquisition expenses	540,000	724,000	599,000	1,022,000
Interest expense	1,763,000	9,395,000	16,875,000	17,466,000
Gain on mark-to-market of interest rate swaps	—	(49,000)	(2,361,000)	(4,185,000)

TOTAL OTHER EXPENSE	2,303,000	10,070,000	15,113,000	14,303,000
TOTAL EXPENSES	22,720,000	27,436,000	41,430,000	35,357,000

Equity in income (loss) from unconsolidated real estate entities	92,000	(915,000)	122,000	185,000
Gain from early repayment of note receivable	—	1,365,000	—	—
Loss on extinguishment of debt	—	(3,955,000)	—	—

NET LOSS FROM CONTINUING OPERATIONS	(1,010,000)	(8,194,000)	(8,314,000)	(7,434,000)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain (loss) on sale of real estate and extinguishment of debt	299,000	(809,000)	(698,000)	(1,406,000)
Loss on extinguishment of debt	—	(267,000)	—	—
Gain on sale of real estate	—	4,989,000	55,000	2,503,000

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	299,000	3,913,000	(643,000)	1,097,000

NET LOSS	(711,000)	(4,281,000)	(8,957,000)	(6,337,000)

Net loss attributable to noncontrolling interests	86,000	15,000	4,066,000	2,585,000

NET LOSS ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	$(625,000)	$(4,266,000)	$(4,891,000)	$(3,752,000)

Net loss available to common stockholders per share - basic and diluted	$(0.03)

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

Same Property Portfolio Statement of Operations and NOI Reconciliation (unaudited)

Same Property Portfolio Statement of Operations:

	Three Months Ending			Year Ending
	December 31			December 31
	2013(1)	2012	Change	2013(1)	2012	Change
Rental Revenues
Rental revenues	$7,901	$7,263	9%	$29,896	$27,268	10%
Tenant reimbursements	881	771	14%	3,275	2,843	15%
Other operating revenues	33	3	1000%	231	79	192%

Total rental revenues	8,815	8,037	10%	33,402	30,190	11%
Interest income	190	252	25%	1,016	1,004	1%

Total Revenues	9,005	8,289	9%	34,418	31,194	10%
Operating Expenses
Property expenses	$2,532	$2,170	17%	$9,283	$8,777	6%
Depreciation and amortization	3,695	2,967	25%	11,313	12,129	(7%)

Total Operating Expenses	6,227	5,137	21%	20,596	20,906	(2%)
Other (Income) Expense
Interest expense	60	4,299	(99%)	9,075	17,339	(48%)

Total Other Expense	60	4,299	(99%)	9,075	17,339	(48%)

Total Expenses	6,287	9,436	(33%)	29,671	38,245	(22%)
Loss on extinguishment of debt	—	—		(3,382)	—

Net Income (Loss)	$2,718	$(1,147)	337%	$1,365	$(7,051)	119%

Same Property Portfolio NOI Reconciliation:

	Three Months Ending			Year Ending
	December 31			December 31
	2013(1)	2012	Change	2013(1)	2012	Change
NOI
Net Income (Loss)	$2,718	$(1,147)		$1,365	$(7,051)
Add:
Interest expense	60	4,299		9,075	17,339
Depreciation and amortization	3,695	2,967		11,313	12,129
Deduct:
Loss on extinguishment of debt	—	—		(3,382)	—
Interest income	190	252		1,016	1,004

NOI	$6,283	$5,867	7%	$24,119	$21,413	13%

Straight-line rents	(209)	(579)		(158)	(802)
Amort. above/below market leases	24	36		77	142

Cash NOI	$6,098	$5,324	15%	$24,038	$20,753	16%

(1)	Includes Predecessor and Rexford Industrial Realty, Inc. results.

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

NOI Reconciliation, Portfolio Detail, and Occupancy (unaudited)

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ending			Year Ending
	December 31			December 31
	2013 (1)	2012	Change	2013 (1)	2012	Change
Rental revenues	$7,901	$7,263	9%	$29,896	$27,268	10%
Tenant reimbursements	881	771	14%	3,275	2,843	15%
Other operating revenues	33	3	1000%	231	79	192%

Total rental revenue	8,815	8,037	10%	33,402	30,190	11%
Property expenses	2,085	1,853	13%	7,884	7,664	3%
Other property expenses	447	317	41%	1,399	1,113	26%

Total property expense	2,532	2,170	17%	9,283	8,777	6%

NOI	$6,283	$5,867	7%	$24,119	$21,413	13%

Straight-line rents	(209)	(579)	(64%)	(158)	(802)	(80%)
Amort. above/below market leases	24	36	(34%)	77	142	(46%)

Cash NOI	$6,098	$5,324	15%	$24,038	$20,573	16%

	Quarterly Same Property Portfolio Detail				Annual Same Property Portfolio Detail
	# of Properties	Square Feet	Wtd Avg. Occupancy		# of Properties	Square Feet	Wtd Avg. Occupancy
			2013	2012			2013	2012
Period ended Sept. 30, 2013 and 2012	49	4,320,532	87.3%	81.6%	47	4,174,679	87.1%	81.2%
Additions (deductions)	(1)	(124,944)	100.0%	5.1%	(1)	(124,944)	100.0%	5.1%

Period ended Dec. 31, 2013 and 2012	48	4,195,588	89.3%	86.3%	46	4,049,735	89.1%	86.1%

Same Property Portfolio Occupancy:

	December 31, 2013	December 31, 2012	Change (ppt)
Occupancy:
Los Angeles County	89.3%	89.5%	-0.2%
Orange County	95.7%	87.6%	8.1%
San Bernardino County	88.4%	84.5%	3.9%
Ventura County	100.0%	100.0%	0.0%
San Diego County	81.6%	72.2%	9.4%
Other	80.6%	74.9%	5.7%

Total/Weighted Average	89.3%	86.3%	3.0%

(1)	Includes Predecessor and Rexford Industrial Realty, Inc. results